Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Bioregenx Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bioregenx, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring operating losses and negative operating cash flows since inception, and had a stockholders’ deficiency at December 31, 2023. In addition, the Company is in default of certain of its debt obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

 We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

The December 31, 2022 consolidated financial statements, which were audited by another auditor, have been restated (See Note 12)

We have served as the Company’s auditor since 2024.

Weinberg & Company, P.A.

Los Angeles, California

October 9, 2024

BIOREGENX, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2023	As of December 31, 2022 (As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$125,402	$616,696
Accounts receivable	32,581	11,439
Inventories, (Net)	217,529	181,296
Prepaid expenses and other current assets	205,152	86,059
Total current assets	580,664	895,490

Property and equipment, (Net)	13,723	18,497
Intangible Assets (Net)	49,363	–
Other asset - advance on acquisition	150,000	–
TOTAL ASSETS	$793,750	$913,987

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$241,695	$515,376
Accounts payable - related parties	213,516	194,219
Accrued expenses	274,677	267,545
Accrued interest - related parties	292,190	209,435
Promissory notes payable and loans (including $322,500 in default)	375,681	122,499
Promissory notes payable and loans - related parties	963,215	1,154,216
Deferred revenue	354,203	628,635
Total current liabilities	2,715,177	3,091,925
Notes payable	150,000	350,000
TOTAL LIABILITIES	2,865,177	3,441,925

Stockholders’ Deficit:
Common stock, $0.0001 par value; 375,000,000 shares authorized; 39,270,831 issued and outstanding as of December 31, 2023 and 38,575,863 as of December 31, 2022	3,927	3,858
Series A preferred stock, non-dividend, 10 votes per share, $0.0001 par value, 150,000 authorized; issued and outstanding 95,000	10	10
Additional paid-in capital - Common and Preferred Stock	10,443,556	6,405,822
Accumulated deficit	(12,517,978)	(8,917,896)
Accumulated other comprehensive loss	(942)	(19,732)
TOTAL STOCKHOLDERS' DEFICIT	(2,071,427)	(2,527,938)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$793,750	$913,987

The accompanying notes are an integral part of these consolidated financial statements

2

BIOREGENX, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
	2023	2022 (As Restated)
Revenues:
Gross sales	$3,687,945	$2,358,566
Returns (Including common stock issued for refunds of $263,371 in 2023)	(276,530)	(96,193)
Net Sales	3,411,415	2,262,373
Cost of sales	1,099,987	797,438
Gross profit	2,311,428	1,464,935
Operating expenses:
Distributors incentives	490,816	297,150
Selling, general and administrative	5,229,446	3,319,171
Total operating expenses	5,720,262	3,616,321
Loss from operations	(3,408,834)	(2,151,386)

Other income (expense):
Interest income	2	159
Interest expense and financing costs	(191,250)	(338,103)
Total other expenses	(191,248)	(337,944)

Net loss	$(3,600,082)	$(2,489,330)

Comprehensive loss:
Net Loss	$(3,600,082)	$(2,489,330)
Other comprehensive income (loss)
Foreign currency translation adjustment	18,790	(19,732)
Other comprehensive loss	$(3,581,292)	$(2,509,062)

The accompanying notes are an integral part of these consolidated financial statements.

3

BIOREGENX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Deficit
Balance, December 31, 2021, as restated	36,163,936	$3,617	95,000	$10	$2,698,172	$(6,428,566)	$–	$(3,726,767)
Issuance of common shares in settlement of debt	2,069,927	207	–	–	2,980,485			2,980,692
Issuance of common shares in private placement	342,000	34	–	–	727,165			727,199
Net loss						(2,489,330)		(2,489,330)
Other comprehensive loss							(19,732)	(19,732)
Balance, December 31, 2022, as restated	38,575,863	3,858	95,000	10	6,405,822	(8,917,896)	(19,732)	(2,527,938)
Issuance of common shares and warrants in private placement	564,968	56	–	–	1,342,085			1,342,141
Issuance of common shares and warrants for returns	130,000	13	–	–	457,167			457,180
Issuance of warrants for services					2,238,482			2,238,482
Net loss						(3,600,082)		(3,600,082)
Other comprehensive income							18,790	18,790
Balance, December 31, 2023	39,270,831	$3,927	95,000	$10	$10,443,556	$(12,517,978)	$(942)	$(2,071,427)

The accompanying notes are an integral part of these consolidated financial statements.

4

BIOREGENX, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022 (As Restated)
OPERATING ACTIVITIES:
Net loss	$(3,600,082)	$(2,489,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,774	4,773
Fair value of warrants issued for services	2,238,482	–
Fair value of common stock and warrants issued for refunds	263,371	–
Change in operating assets and liabilities:
Accounts receivable	(21,142)	(10,454)
Inventories	(36,233)	248,820
Prepaid expenses and other assets	(119,093)	30,866
Accounts payable	(273,681)	(51,599)
Accounts payable - related parties	19,297	152,001
Accrued expenses and other liabilities	7,132	82,907
Accrued interest - related parties	82,755	243,805
Deferred revenue	(80,623)	559,635
Net cash used in operating activities	(1,515,043)	(1,228,576)

INVESTING ACTIVITIES:
Intangibles	(49,363)	–
Advance on acquisition	(150,000)	–
Net cash used in investing activities	(199,363)	–

FINANCING ACTIVITIES:
Note and loan payments	(20,671)	(8,225)
Note and loan payments - related parties	(191,001)	–
Increase in note and loan balances	73,853	263,918
Proceeds from the issuance of common stock	1,342,141	727,200
Net cash provided by financing activities	1,204,322	982,893

NET EFFECT OF EXCHANGE RATE FLUCTUATIONS	18,790	(19,732)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(491,294)	(265,415)
CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	616,696	882,111
CASH AND CASH EQUIVALENTS, ENDING BALANCE	$125,402	$616,696

CASH PAID FOR:
Interest	98,243	53,000
Income taxes	–	–

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of related party notes and accrued interest to common stock	–	2,980,692
Fair value of common stock and warrants issued for refunds offset to deferred revenue	193,810	–

The accompanying notes are an integral part of these consolidated financial statements.

5

BIOREGENX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022 (AS RESTATED)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

The Company, BioRegenx, Inc., develops and manufactures medical test equipment and high quality, science-based nutritional products. The Company distributes wellness devices. The products are sold nationally through a direct selling channel, to health professionals and research organizations.

On April 6th, 2021 the Company’s consolidated group was formed by the contribution of 100% of the equity interests of three companies, Microvascular Health Services, LLC, My Body Rx, LLC and NuLife Sciences, Inc. in exchange for newly issued common and preferred stock representing all the issued and outstanding shares of BioRegenx. The combination is expected to product synergies between companies with the production activities and the distribution network of the marketing company.

The Consolidated Financial Statements (the “Financial Statements”) include the accounts and operations of the Company, and its wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America (“US GAAP”).

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the continuation of the Company as a going concern.

The Company has generated recurring losses from operations and cash flow deficits from its operations since inception and has had to raise funds through equity offerings or borrowings to continue operating. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As reflected in the accompanying financial statements, during the year ended December 31, 2023, the Company incurred net loss of $3,600,082, used cash in operations of $1,515,043 and had a stockholders’ deficiency of $2,071,427 as of that date. In addition, the Company is in default of certain of its debt, (Note 9) At December 31, 2023, the Company had cash on hand in the amount of $125,402. As a result, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue as a going concern.

The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations in the case of debt financing, or cause substantial dilution for our stockholders, in case of equity financing.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period.

Those estimates and assumptions include estimates for credit loss reserves for accounts receivable, assumptions used in valuing inventories at net realizable value, impairment testing of recorded long-term tangible and intangible assets, the valuation allowance for deferred tax assets, accruals for potential liabilities, and assumptions made in valuing equity instruments issued for services. The Company bases estimates and assumptions on historical experience, when available, and on various factors that it believes to be reasonable under the circumstances. The Company evaluates its estimates and assumptions on an ongoing basis, and its actual results may differ from estimates made under different assumptions or conditions.

6

Fair value of financial instruments

The Company uses various inputs in determining the fair value of its financial assets and liabilities and measures these assets on a recurring basis. Financial assets recorded at fair value are categorized by the level of subjectivity associated with the inputs used to measure their fair value. Accounting Standards Codification Section 820 defines the following levels of subjectivity associated with the inputs:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, inventory, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments. The carrying values of long-term financing obligations approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

Translation of Foreign Currencies

The Company’s foreign sales activities are conducted in US Dollars and no foreign currency translations are recorded in these financial statements. The Company purchases are conducted in the currency negotiated by the Company and the vendors. When a foreign currency transaction is required, the Company will record the transaction in its financial statements at the current exchange rate. Upon satisfaction of the obligation denominated in foreign currency the then current exchange rate is used, any difference in the amount originally recorded the amount to satisfy the obligation is recorded to foreign currency gain or loss. A foreign currency obligation that remains outstanding at the end of a reporting period, the amount outstanding is valued at the exchange rate on the reporting date and an entry is made to other comprehensive income for the resulting translation adjustment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents consisted primarily of bank balances and amounts receivable from credit card processors. Amounts receivable from credit card processors and other forms of electronic payment are considered cash equivalents because they are both short- term and highly liquid in nature and are typically converted to cash within three days of the sales transaction.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method. Net realizable value is determined using various assumptions with regard to excess or slow-moving inventories, non-conforming inventories, expiration dates, current and future product demand, and market conditions. A change in any of these variables could result in an adjustment to inventory.

Accounts Receivable

Payments from the customers are typically made at the time of the order before satisfaction of the performance obligation. The Company in rare instances grants 30-day terms to select long term customers. In such instances the revenue recognition occurs when the performance obligation is satisfied. Accounts receivables are recorded at the invoiced amount and do not bear interest. The Company establishes an allowance for doubtful accounts for estimated losses inherent in its accounts receivable as determined by management. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and our customers’ financial condition, the amount of the receivables in dispute, and the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts regularly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2023 and 2022, the Company has not established a reserve for uncollectible accounts separate from reserves for sales returns.

7

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the differences between the financial statement assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax law is recognized in income in the period that includes the enactment date. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities. The Company evaluates the probability of realizing the future benefits of its deferred tax assets and provides a valuation allowance for the portion of any deferred tax assets where the likelihood of realizing an income tax benefit in the future does not meet the “more-likely-than-not” criteria for recognition. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the Financial Statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

Property and Equipment

Property and equipment are recorded at cost. Maintenance, repairs, and renewals, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated useful lives of the related assets. The straight-line method of depreciation and amortization is followed for financial statement purposes. Property and equipment are reviewed for impairment whenever events or changes in circumstances exist that indicate the carrying amount of an asset may not be recoverable. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management determined there were no indicators of impairment of its property and equipment during the years December 31, 2023 and 2022.

Leases

The Company has adopted ASC Topic 842 for lease accounting. This standard requires that right of use assets and liabilities are measured and recorded on the balance sheet. ASC Topic 842 provides an exception for short term leases that are for 12 months or less. The Company reports short term leases under the exception to the standard. Leases for a period of 12 months or less are recorded as expense on a ratable basis throughout the term of the lease.

Intangible Assets

Intangible assets consist of costs incurred for licensed technology. Amortized intangible assets are amortized over their related useful lives, using a straight-line or accelerated method consistent with the underlying expected future cash flows related to the specific intangible asset. Amortized intangible assets are reviewed for impairment whenever events or changes in circumstances exist that indicate the carrying amount of an asset may not be recoverable. When indicators of impairment exist, an estimate of undiscounted net cash flows is used in measuring whether the carrying amount of the asset or related asset group is recoverable. Measurement of the amount of impairment, if any, is based upon the difference between the asset or asset group’s carrying value and fair value. Fair value is determined through various valuation techniques, including market and income approaches as considered necessary. Management determined there were no indicators of impairment of its intangible assets during the years December 31, 2023 and 2022.

8

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers ("ASC 606") for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

The Company through its subsidiaries provides a medical testing machine, consumables for the testing process, wellness devices and nutritional supplements The company requires payment prior to shipping, with only a few exceptions. Sales are also not shipped until payment is received, typically via credit card. Shipping typically occurs in 24 hours of the payment. Sales are recorded. All product orders that are unused and returned within the first 30 days following purchase are refunded at 100% of the sales price.

Other Revenue

Other sales include fees, which are paid by the customer at the beginning of the service period, for access to online customer service applications and payment fees. Such fees are amortized over the period to which they relate, typically 12 months, which is recorded as other sales income.

Disaggregation of Revenue

Gross revenue received consisted of the following product sources

	12/31/2023	12/31/2022
Medical testing	706,678	239,819
Wellness devices	795,013	217,050
Nutritional	2,169,680	1,878,079
Other sales	16,574	23,618
Total Gross Sales	3,687,945	2,358,566

Gross revenue received consisted of the following customer types:

	12/31/2023	12/31/2022
Medical and Academic	1,106,666	658,098
Customers and Direct Sales	2,277,040	1,499,450
Reseller	304,239	201,018
Total Gross Sales	3,687,945	2,358,566

9

Deferred Revenue

The Company, as a matter of ordinary operations, allocated the sales price against the performance obligation on an order-by-order basis for the entire order. In the event an order has not been fulfilled or partially filled revenues are not recognized for the portion of the order for which the performance obligation has not been satisfied under the provisions of ASC 606.

As of December 31, 2021, the balance of the Company’s deferred revenue was approximately $69,000. In 2022, the Company shipped packages of its new wellness product that omitted certain components. An allocation to the portion of the orders that were not fulfilled with functional units was made and deferred revenue of approximately $65,000 were recorded. Also in 2022, the Company made advanced shipments of certain components of its medical test machines with total sales price of approximately $424,000, but which were not functional relative to the testing machine’s purpose. As the performance obligation was not satisfied under the provisions of ASC 606, the Company recognized the total sales price of $424,000 as deferred revenue as of December 31, 2022. As such, the balance of the Company’s deferred revenue as of December 31, 2022, including other customer deposits of $71,000, was approximately $629,000.

In 2023, medical test machines with total sales price of approximately $392,000 were shipped to customers but were also determined to be not functional, and therefore were recognized as deferred revenue during the year ended December 31, 2023. The Company completed their required performance obligations on shipments of their wellness products and medical test machines previously deferred and recognized revenue of approximately $65,000 and $408,000, respectively, during the year ended December 31, 2023. Also in 2023, deferred revenue was reduced by approximately $194,000 related to the fair value of common stock and warrants issued for returns on those items for which revenue was not recognized. (see Note 8). As such, the balance of deferred revenue as of December 31, 2023, was approximately $354,000.

Independent Business Partners Incentives

Certain of the company’s products are distributed through a network of Independent Brand Partners (IBP). IBPs pay an annual membership fee to maintain the IBP status which is a requirement to participate in the compensation plan. IBP incentives expenses include all forms of commissions, and other incentives paid to our IBPs. Commission expense and other amounts payable to IBPs are recorded upon recognition of sale.

Selling, General and Administrative

Selling, general and administrative expenses include wages and benefits, depreciation and amortization, rents and utilities, associate event costs, advertising and professional fees, marketing, and research and development expenses.

Equity-Based Compensation

The Company periodically issues stock options to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on ASC 718, Compensation-Stock Compensation whereby the value of the award is measured on the date of grant and recognized for employees as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of each option or warrant grant is estimated using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies with characteristics similar to the Company. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

10

During the years ended December 31, 2023 and 2022, common shares of the Company were not publicly traded. As such, during the period, the Company estimated the fair value of common stock using an appropriate valuation methodology, in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation. Each valuation methodology includes estimates and assumptions that require the Company’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions, guideline public company information, the prices at which the Company sold its common stock to third parties in arms’ length transactions, the rights and preferences of securities senior to the Company’s common stock at the time, and the likelihood of achieving a liquidity event such as an initial public offering or sale. Significant changes to the assumptions used in the valuations could result in different fair values of stock options at each valuation date, as applicable.

Advertising

Advertising costs are charged to expense as incurred and are presented as part of the “Selling, general and administrative” in the accompanying statement of operations. Advertising costs incurred during the years ended December 31, 2023 and 2022 were $144,074 and $193,070, respectively.

Research and Development

Research and development costs are expensed as incurred per ASC Topic 730. None of the activities of the Company in the periods presented qualified for exceptions to the general guidance of ASC Topic 730. Research and development costs incurred during the years ended December 31, 2023 and 2022 were $257,723 and $1,022,479, respectively.

Segments

The Company operates in one segment for the manufacture and distribution of our products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics, nature of products and services, and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Recently Issued Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosure, which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expense categories that are regularly provided to the chief operating decision maker and included in each reported measure of a segment’s profit or loss. The update also requires all annual disclosures about a reportable segment’s profit or loss and assets to be provided in interim periods and for entities with a single reportable segment to provide all the disclosures required by ASC 280, Segment Reporting, including the significant segment expense disclosures. This standard will be effective for the Company on January 1, 2024 and interim periods beginning in fiscal year 2025, with early adoption permitted. The updates required by this standard should be applied retrospectively to all periods presented in the financial statements. The Company does not expect this standard to have a material impact on its results of operations, financial position or cash flows.

In September 2022, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2022-04, Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations. The ASU requires buyers to disclose information about their supplier finance programs. Interim and annual requirements include the disclosure of outstanding amounts under the obligations as of the end of the reporting period, and annual requirements include a roll-forward of those obligations for the annual reporting period, as well as a description of payment and other key terms of the programs. This update is effective for annual periods beginning after December 15, 2022, and interim periods within those fiscal years, except for the requirement to disclose roll-forward information, which is effective for fiscal years beginning after December 15, 2023. The Company adopted ASU 2022-04 on January 1, 2023, and there was no material impact on our financial statements.

11

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 2—INVENTORIES

Inventories, which consist of finished goods, are comprised of the following:

Finished Goods:	12/31/2023	12/31/2022
Medical testing	108,799	23,243
Wellness devices	12,905	83,675
Nutritional	95,825	74,378
Total Finished Goods	217,529	181,296

Medical testing equipment components were purchased and assembled once orders were received during the financial statement period. The medical testing equipment components are salable separately in the form received. Nutritional inventories are purchased in finished form with labels purchased separately in an amount to support the production run.

NOTE 3—PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	12/31/2023	12/31/2022
Prepaid commissions	62,467	633
Other current assets	142,685	85,426
Total	205,152	86,059

NOTE 4—INTANGIBLES

The Company had capitalized intangible cost at December 31, 2023 that related to the purchase of a licensed technology. The Company performed its annual indefinite-lived intangible asset impairment test during 2023. The Company performed a qualitative assessment of the intangible assets and based on expectations of the roll out of a new application-based product that would incorporate the license in 2024 the Company has determined that it was more-likely-than-not that the fair value of any indefinite-lived intangible asset was at least the carrying amount.

The licensed product has not yet been placed in service as of December 31, 2023 and therefore, no amortization expense has been recorded on the intangibles.

NOTE 5—OTHER ASSETS

Other assets at December 31, 2023 consisted of a $150,000 advance payment for certain technology made to DocSun Biomedical Holdings, Inc., which the Company acquired on January 8th, 2024 (See Note 13).

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NOTE 6—COMMITMENTS AND CONTIGENCIES

Legal Matters

The Company is involved in various lawsuits, claims, and other legal matters from time to time that arise in the ordinary course of conducting business, including matters involving its prior officers, products, intellectual property, supplier relationships, distributors, competitor relationships, employees and other matters. The Company records a liability when a particular contingency is probable and estimable. The Company faces contingencies that are reasonably possible to occur; however, they cannot currently be estimated. While assurance cannot be given as to the outcome of these proceedings, management does not currently believe that any of these matters, individually or in the aggregate are estimable or probable and is therefore unable to represent whether they would have a material adverse effect on the Company’s financial condition, liquidity or results of operations. It is reasonably possible that a change in the contingencies could result in a change in the amount recorded by the Company in the future.

Lease Commitments

The Company leases two office spaces, its headquarters in Chattanooga Tennessee and a satellite office in Alpine Utah, both are short term leases. The headquarters is leased from a related party on a month-to-month basis for $1,725 per month (See Note 10). The satellite office is leased from an unrelated party under a twelve-month extension to the original lease at $825 to $2,445 per month. In addition, the Company also rents storage space on a month-to-month basis in various locations with total monthly cost of less than $1,000 per month.

Warrants issuable upon financing

In August 2023, Hitesh Juneja, a former employee, was granted warrants in an amount to be determined based on the amount of approved equity financing related to his efforts. The grant provided for warrants equal to 0.5% of the outstanding shares at the time of the grant. Warrants for the 0.5% of outstanding shares would be issued for bringing in $1,000,000 of equity, with a maximum percentage of 7% for larger equity fundings. The warrants would be exercisable at the fair market value of the shares on the date of funding. The warrants are exercisable one third on the date of grant and one third each of the next two years. No warrants have been issued under this grant and no compensation expense has been recognized.

Company disputes and other claims

The Company is involved in disputes with certain parties, including parties that are former officers and board members and vendors associated with their activities. Such disputes arise from time to time in the ordinary course of conducting business. The disputes including matters involving amounts due to the Company, contract performance standards, and liabilities under contracts or arrangements entered by the prior officers including with parties related to them. The Company records a liability when a particular contingency is probable and estimable. The Company faces contingencies that are reasonably possible to occur; however, they cannot currently be estimated. While assurance cannot be given as to the outcome of these disputes, management does not currently believe that any of these matters, individually or in the aggregate are estimable or probable and is therefore unable to represent whether they would have a material adverse effect on the Company’s financial condition, liquidity or results of operations. It is reasonably possible that a change in the contingencies could result in a change in the amount recorded by the Company in the future.

NOTE 7—STOCK AWARDS PLAN

On May 31, 2021, the Board of Directors adopted a Stock Awards Plan (“Plan”). The purpose of the Plan is to attract, retain and motivate employees, directors and persons affiliated with the Company and to provide such participants with additional incentive and reward opportunities. The awards may be in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, phantom stock awards, or any combination of the foregoing. The total number of shares of stock reserved for issuance under the Plan is 5,600,000. In August 2023, Hitesh Juneja was granted 1,165,876 warrants with a fair value of $2,238,482 under the Plan for services performed. The warrants vested one third at the date of the grant and one third over the next two year. The services of the Mr. Juneja were subsequently terminated, however since there was no determinable period for earn-out, the full fair value of the award was recorded at date of termination. As such, compensation expense in the amount of $2,238,482 for the warrants granted was recorded in 2023.

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For stock warrants requiring an assessment of value during the year ended December 31, 2023, the fair value of each stock option award was estimated using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	4.50%
Expected dividend yield	0.00%
Expected volatility	125%
Expected life	2 yr

A summary of the stock warrants outstanding as of December 31, 2023 and 2022 follows:

	Number of Shares	Weighted -Average Exercise Price
Outstanding as of December 31, 2021	–	–
Granted	–	–
Forfeited	–	–
Outstanding as of December 31, 2022	–	–
Granted	1,458,376	3.47
Forfeited	–	–
Outstanding as of December 31, 2023	1,458,376	3.47
Exercisable at December 31, 2023	681,125	4.14

Warrants Exercisable at December 31, 2023

Range of Exercise Price	# of vested warrants	Weighted Average Remaining (Years)	Weighted Average Exercise Price
$ 2.55 to 5.95	681,125	6.61	4.14

As of December 31, 2023, the Company had no outstanding unvested warrants with future compensation costs. The outstanding and exercisable warrants had no intrinsic as on December 31, 2023.

NOTE 8—ISSUANCE OF COMMON STOCK

During 2023, the Company sold 302,468 shares of common stock at prices ranging from $2.50 per share to $3.00 per share, resulting in gross proceeds to the Company of $864,000. In addition, during the year ended December 31, 2023 the Company sold 262,500 equity units, consisting of one share of common stock and one warrant to acquire one common stock per share at a price of $2.10 per unit resulting in gross proceeds to the Company of $551,250.  Each warrant has an exercise price of $5.95 per share and expires 2 years from date of issuance. The share price ranged from $2.10 to $3.00 per unit or per share. Net proceeds to the Company after direct transaction costs related to the sale of common stock and warrants during the year ended December 31, 2023 was $1,342,141

During 2022, the Company sold 342,000 shares of common stock at a price that ranged from $2.00 to $2.50 per share resulting in net proceeds to the company of $727,200.

Issuance of common stock for refunds

In November 2023, the Company offered to certain customers whose orders had been deferred, the option of accepting shares of common stock or warrants to acquire common stock, as compensation for the delivery delay. There were 130,000 shares with a fair value of $390,000 and 30,000 options with a fair value of $67,180 issued in 2023 under the offer. This offer was closed in January, 2024. For accounting purposes, the Company considered the fair value of the shares and options issued in the aggregate amount of $457,180 as a concession to a customer, and reduced gross revenue by $263,370 and deferred revenue by $193,810.

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NOTE 9—LOANS

The Company, through certain subsidiaries, financed past activities, in part, with borrowing from private parties, Small Business Administration’s Economic Injury Disaster Loans (EIDL) and related parties.

Short-term loans from unrelated parties are as follows:

Short-Term Loans	12/31/2023	12/31/2022
(A) Howard note - In Default	50,000	50,000
(A) Howard note - In Default	50,000	49,999
(B) Goff note - In Default	22,500	22,500
(C) Insurance notes	32,181	–
(D) EIDL loans ($200,000 in default)	350,000	350,000
(E) Other	21,000	–
Total	525,681	472,499
Less current portion	(375,681)	(122,499)
Total long term	150,000	350,000

(A)The first Howard note was advanced on 06/28/2016 and the second on 04/03/2017 to Microvascular Health Solutions, LLC. Both notes had one-year terms and both notes are in default. The stated interest rate on each note was 2.5% per month, upon default the interest rate increased to 3.5% per month. The notes are secured by the accounts receivable of the borrower. At year end after the default each note contained a provision entitling the lender to 5% ownership in the borrower, a consolidated subsidiary. The Company estimates that if the interest in the subsidiary were converted into its common shares it would represent an equivalent of 1,837,500 shares, which would only be issuable at the option of the Company in lieu of the interest in the subsidiary.

(B)The Goff note had a maturity date of February 13th, 2016, the note is in default. The original note advanced $15,000 and called for a payment of $22,500 on the maturity date. The note provides for a 4% interest rate per annum after the maturity date.

(C) Insurance notes are from finance companies that provided short term financing of insurance premiums. The notes require ten installments. The balance will mature at May 3rd, 2024 for $4,521 and June 1st, 2024 for $27,660.

(D) Long Term Notes - EIDL

The principal amount of economic injury disaster loans (EIDL) issued under the Small Business Administration’s COVID-19 recovery program to the Company was $350,000 and $350,000 at December 31, 2023 and 2022, respectively. The balance is comprised of two notes made by subsidiaries of the Company, secured by the assets of the Company and guaranteed by prior officers of the subsidiaries. Each loan has a 30-year term and an interest rate of 3.75% per annum, and is payable in aggregate monthly payments of $1,761 through 2051. The SBA granted a total of thirty months payment deferment period under the EIDL program for Covid-19 related loans, both EIDL loans qualified for and used the full deferment period. Interest continued to accrue during the deferment period and the deferred amounts will be paid as a balloon payment at the end of the 30 year amortization period. The notes maturity dates are 05/17/2050 for a $150,000 note and 07/12/2051 for a $200,000 note. Payments for the loan maturing 05/17/2050 are being applied against interest accrued and all payments are current. Payments on the loan maturing 07/12/2051 are scheduled to begin on 01/12/2024. The Company has not made payments on this loan and it entered default status in in the first quarter of 2024. The loan balance has been reclassified as current obligation.

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Debt Payoff Schedule

The Company has outstanding long-term debt obligations that will be paid off over the next five years. The following table summarizes the principal payments due in each fiscal year:

Long-Term Debt Payoff Schedule	Balance at	Principal Payments					2029 and
	12/31/2023	2024	2025	2026	2027	2028	thereafter
EIDL loan September 2020	150,000	8,772	8,772	8,772	1,904	3,274	144,822
EIDL loan August 2021	200,000	200,000	–	–	–	–	–
	350,000	208,772	8,772	8,772	1,904	3,274	144,822

(E) The other loan does not have stated terms.

Related Party Loans

BioRegenx and its subsidiaries have financed past activities, in part, with unsecured borrowings from certain related parties. The principal amount of debt from related parties is summarized in the following table:

Related Party	12/31/2023	12/31/2022
Libertas Trust	180,000	180,000	A
Wilshire Holding Trust	518,000	673,000	A,B
Resco Enterprises Trust	157,747	157,747	A,B
Avis Trust	67,606	67,606	A
Robert Long	–	15,000	A
Richard Long	39,862	60,863	C
Total	963,215	1,154,216

Each of the listed loans indicated with an A are demand loans that have a one-year term and an auto renewal feature. They bear an interest rate of 10% per annum.

The loan indicated with a C, does not have stated terms.

A Stockholder and related to current or former officer

B Entity controlled by current officer

C Relative of former officer

Total accrued interest on related party debts was $292,190 at December 31, 2023 and $209,435 December 31, 2022.

During the year ended December 31, 2023, the Company made payments of $155,000 on the Wilshire Holdings Trust Note, $15,000 on the Robert Long loan and $21,000 on the Richard Long loan.

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During the year ended December 31, 2022, the Company issued 2,069,927 shares of its common stock valued at $1.44 per share in settlement of related party debt and accrued interest of $2,980,692 to the following:

Debtholder	Amount
Loan Peak Holdings	$12,882
Robert Long Trust	80,935
Connie W Wilson Revocable Trust	232,663
Gail Long	68,684
David R and Diane H Long Living Trust	1,056,949
Wilshire Holdings Trust	1,070,005
Libertas Trust	458,574
Total	$2,980,692

NOTE 10 —RELATED-PARTY TRANSACTIONS

Rental

The Company rents its home office from BBD Holdings, LLC which is controlled by Joseph Bird, who related to a current director. The rental is on the month-to-month basis and is at a rate of $1,725 per month which is no more than the prevailing rate for the Chattanooga, TN market. Rent paid during the periods ended December 31, 2023 and 2022 were $20,700 and $20,700, respectively.

Royalties

The Company sells a product subject to a royalty agreement with the VHS Pool that was set up by a predecessor entity, through two if its subsidiaries. An officer and director – Robert Long through a related entity – Lone Peak Innovative Holdings, LLC, has a creditor interest in the VHS Pool. Lone Peak Innovative Holdings, LLC has to date not received payments from the VHS Pool and the likelihood of future payments are not ascertainable.

The royalty agreement calls for the payment of 1% of the gross sales of the subject product(s). The royalty applies to any product designed to support a healthy Endothelium Glycocalyx, such as the company’s Endocalyx. The royalty agreement also calls for the payment of 1% of the proceeds, after taxes, on a liquidity event. A liquidity event is defined as the subsidiary entering an arms-length transaction with a third party or making an initial public offering. Should a liquidity even occur, the agreement requires a minimum payment to raise the pool amount to $7,500,000. The pool ceiling is $15,000,000 and the Company may have two subsidiaries subject to the agreement. Royalties paid during the periods ended December 31, 2023 and 2022 were $14,469 and $11,778, respectively.

Distribution Agreement

The Company has a worldwide distribution agreement with GlycoCheck B.V. for the GlycoCheck machine distribution. Bob Long and Hans Vink are directors of both BioRegenx, Inc. and Glycocheck B.V. and may have an ownership interest in Glycocheck B.V. Mr. Long and Mr. Vink have left the company and have called into question the status of the distribution agreement by issuing a cancellation notice. There were no amounts paid or accrued under the distribution agreement during the years ended December 31, 2023 or 2022.

Legal Counsel

The Company’s legal counselors included a member of the board of directors. The board member provided legal services for SEC reporting and general legal matters. Legal fees paid to related parties during the periods ended December 31, 2023 and 2022 were $89,233 and $41,041, respectively.

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Accounts Payable – Related Parties

The Company reimburses certain officers for company expenses paid through individual accounts, such as credit cards and other credit accounts, the amounts are as follows:

	12/31/2023	12/31/2022
Due to officers	204,612	176,350
Due to former officer	8,904	17,869
Total	213,516	194,219

Common Shares Issued for Debt

As discussed in Note 9, the Company issued 2,069,927 of its common shares for settlement of $2,980,692 debt.

NOTE 11—INCOME TAXES

The Company uses an asset and liability approach for accounting and reporting for income taxes that allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. As of December 31, 2023, the Company expect to have ($3,170,000) of net operating loss carryovers and ($89,000) of capital loss carryovers. The Company believes the utilization of the carryforwards cannot be determined with reasonable accuracy at this time due to provisions in the tax code that could act to limit the utilization of the carryovers and uncertainty in the determination of the periods that the carryovers may be utilized against future taxable income. The Company maintains a full valuation allowance on its carryforwards. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company has adopted FASB guidelines that address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2023, and 2022, the Company has not accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2019 through 2023 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize the appropriate deferred tax asset at that time.

The Company’s effective income tax rate differs from the amount computed by applying the federal statutory income tax rate to loss before income taxes as follows:

	12/31/2023	12/31/2022
Income tax benefit at federal statutory rate	(21.0)%	(21.0)%
State income tax benefit, net of federal benefit	(4.4)%	(4.4)%
Change in valuation allowance	25.4%	25.4%
Income taxes at effective tax rate	0.0%	0.0%

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The e components of deferred taxes consist of the following at December 31, 2023 and 2022.

	12/31/2023	12/31/2022
Net operating loss carryforwards	707,000	495,000
Capital loss carryforwards	22,700	22,700
Reserves, accruals and other	39,000	–
Deferred stock-based compensation	685,000	–
Less: Valuation allowance	(1,453,700)	(517,700)
Net deferred tax assets	–	–

NOTE 12 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The financial statements for the year ended December 31, 2022 and the opening balances as of December 31, 2021 have been restated. Subsequent to the original issuance of these financial statements, our management determined the following:

•	the Company erroneously did not recognize a valuation decreases in recorded assets pursuant to current accounting guidelines. Assets effected included inventory, notes receivable and other current assets.
•	the Company had erroneously capitalized patent filing costs.
•	In addition, the Company is making certain reclassification entries.

The effects on the previously issued financial statements are as follows:

For periods before 2022, Management of the Company determined that the following:

[1] An additional reserve for slow moving inventory of $223,175 was necessary as the recovery of the cost was determined to be uncertain. The amount was recorded as an adjustment to accumulated deficit at December 31, 2021.

[2] The recovery of a note receivable related to previous commission advances was determined to be doubtful based on the terms of the note and the debtor’s recent commission history. The balance of $243,381 was adjustment to accumulated deficit at December 31, 2021.

For the year ending December 31, 2022, Management of the Company determined that the following:

[3] An additional adjustment related to the note receivable related to commissions in the amount of $31,866 was needed related to activity in 2023. The amount was recorded as a reduction to assets and the associated expense was recorded to the statement of operations.

[4] A valuation adjustment related to a note receivable, related to an inventory transfer in the amount of $174,950 was needed as it was determined it was not recoverable in a reasonable period of time. The amount was recorded as a reduction to assets and the associated expense was recorded to the statement of operations.

[5] It was necessary to provide a reserve for advances made to acquire inventory that would not be recoverable within a reasonable period of time and adjusted the advances in the amount of $100,000. The amount was recorded as a reduction to asset and the associated expense was recorded to the income statement of operations.

[6] An amount payable related to inventory was reversed due to a change in assumptions by Management. The amount of $91,816 was recorded as a reduction to liabilities assets and the associated expense was reduced on the statement of operations.

[7] A financing deposit on a financing commitment from the PFV Fund I in the amount of $50,000 was written off. The amount was recorded as a reduction to asset and the associated expense was recorded to the income statement of operations.

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[8] As a result of the above adjustments and other reclassifications, it was necessary to adjust the Statement of Cash Flows to remove netted items, including non-cash items, and to match classification on the other financial statements.

[9] The presentation of sales was changed to separately show gross sales, refunds and net sales.

The following table presents the effect of the restatements of the Company's previously issued balance sheet:

	As of December 31, 2022
	As Previously Reported	Prior Period Adjustments	Adjustments	As Restated	Notes

Inventory	$404,471	$(223,175)	$–	$181,296	[1]
Prepaid expenses and other current assets	580,840	(243,381)	(31,866)		[2],[3]
			(174,950)		[4]
			(100,000)		[5]
			70,000		[5]
			(50,000)		[7]
			35,416	86,059	[8]

Accounts payable	696,825		(91,816)		[6]
			70,000		[5]
			35,417		[8]
			(831)	709,595	[8]
Notes Payable	349,169		831	350,000	[8]
Accumulated Deficit	$(8,186,340)	$(466,556)	$(265,000)	$(8,917,896)	[1]-[7]

The following table presents the effect of the restatements of the Company's previously issued statements of stockholders’ deficit:

	As of December 31, 2022
	As Previously Reported	Adjustments	As Restated	Notes

Gross sales	$–	$2,533,516		[9]
		(174,950)	$2,358,566	[4]
	–	2,358,566	2,358,566
Returns		(96,193)	(96,193)	[9]
Net sales	2,437,323	(96,193)	2,262,373
Distributor incentives	265,283	31,867	297,150	[3]
Selling, general and administrative expenses	3,260,987	100,000		[5]
		(91,816)		[6]
		50,000	3,319,171	[7]

Net Loss	$(2,224,330)	$(265,000)	$(2,489,330)	[3],[4],[5],[6],[7]

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The following table presents the effect of the restatements of the Company's previously issued statement of shareholder deficit:

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit	Adjustment Notes

Balance, December 31, 2021, as previously reported	36,169,936	$3,616	$2,698,172	$(5,962,010)	$(3,260,212)
Prior period revisions	–			(466,556)	(466,556)	[1],[2]
Corrections of errors	(6,000)	1			1
Balance, December 31, 2021, as restated	36,163,936	$3,617	$2,698,172	$(6,428,566)	$(3,726,767)

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit	Adjustment Notes

Balance, December 31, 2022, as previously reported	38,584,863	$3,858	$6,405,822	$(8,186,340)	$(1,796,382)
Prior period revisions	–			(466,556)	(466,556)	[1],[2]
Corrections of errors	(9,000)			(265,000)	(265,000)	[3],[4],[5],[6],[7]
Balance, December 31, 2022, as restated	38,575,863	$3,858	$6,405,822	$(8,917,896)	$(2,527,938)

The following table presents the effect of the restatements of the Company's previously issued statement of cash flows:

		As of December 31, 2022
	As Previously Reported	Adjustments	As Adjusted	Reclassifications	As Restated	Adjustment Notes

Net Loss	$(2,224,330)	$(265,000)	$(2,489,330)	$–	$(2,489,330)
Common stock issued in satisfaction of interest expense	$172,842		172,842	(172,842)	–	[8]
Accounts receivable	$(32,186)		(32,186)	21,732	(10,454)	[8]
Inventories	$266,431		266,431	(17,611)	248,820	[8]
Prepaid expenses and other assets	(205,646)	174,950				[4]
		100,000				[5]
		50,000				[7]
			119,304	(88,438)	30,866	[8]
Accounts payable	88,801	(91,816)	(3,015)	(48,584)	(51,599)	[6],[8]
Accounts payable - related parties	–		–	152,001	152,001	[8]
Accrued expenses and other liabilities	(723,594)	31,866	(691,728)	844,965		[3],[8]
				(70,330)	82,907	[8]
Accrued expenses and other liabilities -related parties	–		–	243,805	243,805	[8]

Note and loan payments	(2,143,952)		(2,143,951)	2,135,726	(8,225)	[8]
Issuance of common stock in satisfaction of indebtedness	2,980,692		2,980,692	(2,980,692)	–	[8]
Net effect of exchange rate fluctuations	–		–	(19,732)	(19,732)	[8]

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NOTE 13—SUBSEQUENT EVENTS

Findit Commitment

The Company executed an amended and restated letter of intent with Findit, Inc (FDIT) on July 1, 2022. The agreement provides for a merger of BioRegenx into Findit, Inc with all BioRegenx Common and Preferred Shares being exchanged for 90% of the FDIT common and preferred shares outstanding after the completion of the terms of the exchange. The merger transaction was finalized March 8, 2024. Immediately after the merger the company executed a 16 to1 reverse stock split. The transaction will be accounted for a reverse acquisition, with the Company being the accounting acquiror and Findit the legal acquiror. The Company is in the process of finalizing the accounting. Immediately after the merger, Findit changes its name to BioRegenx will trade under the FDIT symbol on the OTC Pink Markets.

DocSun Acquisition

In August of 2023 the Company executed a letter of intent to acquire DocSun Biomedical Holdings, Inc (Docsun) for stock and a funding commitment. DocSun holds and develops non-contact medical testing technology. The technology was in use by the Taiwanese government during the COVID-19 pandemic and is now being commercialized in the private sector. The cash portion of the sales price is to be deferred until there is a successful S-1 filing and the subsequent listing of the amalgamated entities on a major stock exchange. The letter of intent expired November 15, 2023 but has been mutually extended by the parties without setting a new expiration date. A definitive agreement to acquire all outstanding share of DocSun was reached on December 5th, 2023. All the share of DocSun were acquired on January 8th, 2023 for $150,000 previously paid, 4,800,000 shares of the Company’s common stock, previously funded $150,000 deposit plus an agreement to fund an additional $600,000.

Subsequent Financing

In January of 2024, the Company issued two notes for $165,000 each. The notes are due in 12 months. The funds were designated for the improvement of the technical infrastructure of the newly acquired DocSun Biomedical Holdings, Inc. Each note was issued with a $15,000 original issue discount. Loan fees of $1,000 plus 4,500 common shares were paid to each lender.

In May of 2024, a person related to a board member loaned the Company $32,079. The note bears interest at 10% per annum and is due in 12 months.

In June of 2024, the Company began offering convertible notes to sophisticated investors. To date the Company has issued four notes for a total of $130,000. The convertible notes have a stated interest rate of 16%, of which 10% is payable by adding to the principal of the note and 6% is payable in cash, biannually. The notes are convertible into common shares at the option of the noteholder at 0.09 cents per common share. The notes mature 2 years after the note date. The Company has the option to convert the convertible notes in the event of an uplift to a national stock exchange. The conversion price to the Company is the lessor of 0.09 cents or 85% of the price at on the national exchange. For each $5,000 principal of the notes, the Company granted 2,500 warrants to purchase common stock at 0.20 cents pe common share. The warrants expire 2 years after the Company’s shares are listed on an internationally recognized exchange.

Equity based compensation

In January 2024, a Jody Walker, a board member was granted warrants to purchase 430,000 common shares at an exercise price of $2.10 per share for prior services. Sherri Adams, Chief Operating Officer was granted warrants to purchase common shares of 53,333 and 990,000 at an exercise price of $2.10 per share. The warrants and shares vested one half at the date of the grant and one quarter over the next two year. In July of 2024, Jody Walker retired from the board of directors, and Sherri Adams resigned from all positions with the company. A consultant was granted 10,500 shares for prior services. another consultant was granted 484,000 shares for prior services. Compensation expense related to the grants will be recorded in the period granted, in the amount. The amount of the expense is currently being determined by an independent appraiser

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